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NAME OF OPTIONEE:
- -------------------

                       1994 NORTHWEST AIRLINES CORPORATION

                              STOCK INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") dated as of __________, 20__ is entered into between NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the "Company"), and ______________, an employee of the Company or a Subsidiary (as defined herein) of the Company (the "Optionee"), pursuant to and subject to the terms and conditions of the 1994 Northwest Airlines Corporation Stock Incentive Plan (as amended, the "Plan"). The purpose of this Agreement is to evidence the terms and conditions of one or more non-qualified stock options granted to the Optionee under the Plan.

         Accordingly, for good and valuable consideration, the parties agree as follows:

ARTICLE 1.  DEFINITIONS

         All capitalized terms used in this Agreement and the Schedule shall have the meaning given them in the Plan or as set forth below, unless the context indicates otherwise.

         1.1 "CAUSE" shall mean with respect to the termination of the Optionee's employment with the Company or a Subsidiary of the Company:
         (i) an act or acts of personal dishonesty by the Optionee intended to result in substantial personal enrichment of the Optionee at the expense of the Company or a Subsidiary, (ii) an act or acts of personal dishonesty by the Optionee intended to cause substantial injury to the Company or a Subsidiary, (iii) material breach (other than as a result of a Disability) by the Optionee of the Optionee's obligations under the terms and conditions of the Optionee's employment, which action was (A) undertaken without a reasonable belief that the action was in the best interests of the Company or a Subsidiary and (B) not remedied within a reasonable period of time after receipt of written notice from the Company or a Subsidiary specifying the alleged breach, or (iv) the conviction of the Optionee of a felony.

         1.2      "CHANGE IN CONTROL" shall mean one or more of the following:

                  (a) (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person"), other than one or more Permitted Holders or their Related Parties or any group comprised exclusively of Permitted Holders or their Related Parties, of beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 promulgated under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 20% or more (or, if such Person is an


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         Institutional Investor (as such term is defined in the Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A.), 25% or more), of either (A) the then outstanding shares of Common Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), and (ii) the Permitted Holders or their Related Parties collectively "beneficially own"
         (within the meaning of Rule 13d-3 promulgated under the Exchange Act) a lesser percentage of that which is described in each of clause (A) and
         (B) above and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor;

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Board providing for such Business Combination; or


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                  (d)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         1.3 "COMMITTEE" shall mean the Compensation Committee of the Company's Board of Directors or any other committee of the Board performing similar functions as appointed from time to time by the Board to administer the Plan or any subcommittee thereof constituted so as to contain at least two "Outside Directors" as that term is defined under Section 162(m) of the Code.

         1.4 "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company or such other securities or property as may become subject to an Option granted hereunder as a result of an adjustment made pursuant to
Section 2.2 hereof.

         1.5 "DISABILITY" shall mean the Optionee's physical or mental condition which prevents continued performance of his or her duties and for which the Optionee establishes by medical evidence that such condition will be permanent and continuous during the remainder of the Optionee's life or is likely to be of at least three (3) years' duration.

         1.6 "EXPIRATION DATE" shall mean, with respect to each Option granted hereunder, the date on which the Option shall expire pursuant to Section 2.4 hereof, unless terminated earlier pursuant to Section 3.2 hereof.

         1.7 "FAIR MARKET VALUE" shall mean, with respect to a share of Common Stock, the average of the opening and closing sale prices of shares of Common Stock as reported on the NASDAQ National Market System as of a specified date or, if such System is not open for trading on such date, on the day closest to such date when such System is open for trading.

         1.8 "GOOD REASON" shall mean any one or more of the following:

                  (a) a material reduction in the Optionee's compensation or other benefits;

                  (b) any material change in the Optionee's job responsibilities; provided that, so long as the Optionee retains a substantial part of his then current oversight responsibility, a transfer of a portion of such oversight responsibility of the Optionee shall not in and of itself constitute a material change in the Optionee's job responsibilities; and

                  (c) the relocation of the Company's principal executive offices to a location outside the Minneapolis-St. Paul Metropolitan Area.

In order for a Termination of Employment to be considered for Good Reason, such termination must occur within one (1) year after the event giving rise to such Good Reason. The Optionee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.


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         1.9 "GRANT DATE" shall mean, with respect to each Option granted hereunder, the date on which the Option is granted by the Company to the Optionee pursuant to the provisions of the Plan, as specified on the applicable Schedule.

         1.10 "OPTION" shall mean one or more non-qualified stock options granted by the Company to the Optionee pursuant to the provisions of the Plan on the terms set forth in the Plan, this Agreement and the applicable Schedule pertaining to such option.

         1.11 "OPTION TERM" shall mean, with respect to each Option granted hereunder, the term of the Option set forth in Section 2.4 of this Agreement.

          1.12 "PERMITTED HOLDERS" means each of Alfred A. Checchi, Gary L. Wilson, Frederic V. Malek or Richard C. Blum and Richard C. Blum & Associates
- --- NWA Partners, L.P., and also includes the Company and any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

         1.13 "PURCHASE PRICE" shall mean the price set forth in Section 2.3 of this Agreement.

         1.14 "RELATED PARTIES" with respect to any Permitted Holders means (i) any spouse or immediate family member of such Permitted Holder, any trust created primarily for the benefit of any such individual or such individual's estate, executor, administrator, committee or other personal representatives or beneficiaries; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority controlling interest of which consist of one or more of such Permitted Holders and/or such other Person referred to in the immediately preceding clause
(i).

         1.15 "RETIREMENT" shall mean separation from service with the Company or a Subsidiary pursuant to a pension or retirement plan maintained by the Company or such Subsidiary.

         1.16 "SCHEDULE" shall mean a Stock Option Agreement Schedule in the form attached to this Agreement, which shall contain the terms of one or more Options granted to the Optionee from time to time pursuant to the Plan.

         1.17     "SECRETARY" shall mean the Secretary of the Company.

         1.18 "SUBSIDIARY" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company, and
(ii) any entity in which the Company has a significant interest, in each case as determined by the Committee.

         1.19 "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary ceases for any reason whatsoever. The Optionee's employment shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation


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or during temporary leaves of absence from active employment granted by the
Company and its Subsidiaries.

ARTICLE 2.  THE OPTION(S)

         2.1 NUMBER OF SHARES. Pursuant to the terms and provisions of the Plan, this Agreement and the applicable Schedule, the Optionee is granted one or more Options to purchase all or any portion of the number of shares of Common Stock set forth on the applicable Schedule.

         2.2 ADJUSTMENTS IN SHARES. In the event of any merger, reorganization, consolidation, sale of all or substantially all of the assets of the Company, recapitalization, stock dividend, stock split, reverse stock split or other change in corporate structure affecting the Common Stock, and provided in the case of any of the foregoing transactions no Change in Control has occurred or will occur in connection therewith, such substitution or adjustment shall be made in the number and type of shares (or other securities or other property) subject to the Option, to the extent not theretofore exercised, and/or the Purchase Price of such shares, in each case as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to the Option shall always be a whole number.

         2.3 PURCHASE PRICE. The Purchase Price of the shares of Common Stock subject to an Option granted hereunder shall be the price set forth on the applicable Schedule without commission or other charge.

         2.4 OPTION TERM. The term of each Option granted hereunder shall be for a period of ten (10) years from the Grant Date, subject to earlier termination as provided in Section 3.2 hereof.

ARTICLE 3.  EXERCISABILITY; TERMINATION

         3.1 EXERCISABILITY. Subject to the provisions of Sections 3.2 and 3.3 hereof, each Option granted hereunder, to the extent not theretofore exercised, may be exercised at any time or from time to time as to any portion or all of the shares subject to such Option in accordance with the vesting schedule set forth on the applicable Schedule.

          3.2 TERMINATION.

               3.2.1 RETIREMENT. If a Termination of Employment shall occur by reason of the Optionee's Retirement, any portion of any Option granted hereunder that was exercisable as of the date of such Retirement and not theretofore exercised, may be exercised by the Optionee at any time within one (1) year after the date of such Retirement; PROVIDED, HOWEVER, that if the Optionee dies or becomes Disabled within one (1) year after such Retirement, then any portion of any such Option that was exercisable as of the date of the Optionee's Retirement and not theretofore exercised shall not terminate pursuant to this Section 3.2 and may be exercised during the remainder of the term of the Option by the Optionee or by the estate of the Optionee or a person who shall have acquired the right to


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         exercise such Option by bequest or inheritance. Any portion of an
         Option granted hereunder that was not exercisable as of the date of such Retirement shall be canceled immediately upon such Retirement.

                  3.2.2 DEATH OR DISABILITY. If a Termination of Employment shall occur by reason of the Optionee's death or Disability, then any portion of any Option granted hereunder that was exercisable as of the date of such death or Disability and not theretofore exercised shall not terminate and may be exercised during the remainder of the term of such Option by the Optionee or by the estate of the Optionee or a person who shall have acquired the right to exercise such Option by bequest or inheritance. Any portion of an Option granted hereunder that was not exercisable as of the date of such death or Disability shall be canceled immediately upon such death or Disability.

                  3.2.3 TERMINATION OF EMPLOYMENT FOR CAUSE. If the Optionee's employment shall terminate for Cause, any Option granted hereunder, to the extent not theretofore exercised, shall be canceled immediately upon such Termination of Employment.

                  3.2.4 TERMINATION OF EMPLOYMENT OTHER THAN FOR CAUSE, DEATH, DISABILITY OR RETIREMENT. If the employment of the Optionee shall be terminated otherwise than by reason of Cause, death, Disability or Retirement, any portion of any Option granted hereunder that was exercisable as of the date of such Termination of Employment and not theretofore exercised may be exercised by the Optionee at any time within one (1) year after the date of such Termination of Employment. Any portion of any such Option that was not exercisable as of the date of such Termination of Employment shall be canceled immediately upon such Termination of Employment.

         3.3 CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement, in the event of a Change in Control, any Option granted hereunder (to the extent not theretofore exercised or canceled) shall become immediately exercisable in full in accordance with this Section 3.3 and shall remain exercisable during the remainder of the applicable Option Term:

                  (a) If the Change in Control occurs pursuant to Section 1.2(a) hereof, any such Option shall become immediately exercisable in full upon a Termination of Employment by the Company other than for Cause or by the Participant with Good Reason (i) at any time after the occurrence of the Change in Control or (ii) before the occurrence of the Change in Control if such termination is in connection with such Change in Control; and

                  (b) If the Change in Control occurs pursuant to Section 1.2(b), (c) or (d) hereof, any such Option shall become exercisable in full immediately upon the effective date of such Change in Control.

ARTICLE 4.  EXERCISE OF OPTION; ISSUANCE OF SHARES

         4.1 TRANSFERABILITY. The Options granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated and shall not be subject to execution,


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attachment or similar process. Any attempted sale, transfer, pledge, assignment, hypothecation or other disposition of any Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon any such Option, shall be null and void and without effect. In addition, the Options may be exercised during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the designation of a beneficiary by the Optionee does not constitute such transfer and, after the death of the Optionee, any exercisable portion of the Options may be exercised by the estate of the Optionee or by a person who shall have acquired the right to exercise the Options by bequest or inheritance in accordance with the provisions of Sections
3.2.1 and 3.2.2.

         4.2 MANNER OF EXERCISE. Subject to the terms and conditions of this Agreement, each Option granted hereunder, or any portion thereof, may be exercised by delivery of written notice of such exercise to the Company at its principal office at 5101 Northwest Drive, St. Paul, Minnesota 55111-3034, Attention of the Secretary. Such notice shall state the election to exercise an Option granted hereunder, the Date of Grant of the Option being exercised and the number of shares in respect of which such Option is being exercised (which shall not be less than one hundred (100) shares) and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full Purchase Price of such shares in the following manner:

                  4.2.1 in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

                  4.2.2 through the delivery of shares of Common Stock with an aggregate Fair Market Value on the exercise date equal to the Purchase Price;

                  4.2.3 by delivery of irrevocable instructions to a financial institution to sell the shares of Common Stock acquired upon exercise of the Option or a sufficient portion thereof and remit promptly to the Company the portion of the sale or loan proceeds sufficient to pay the Purchase Price;

                  4.2.4 by the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option with a Fair Market Value on the date of exercise equal to the Purchase Price; or

                  4.2.5 by any combination of the above methods of payment or by such other means and in such other forms as the Committee shall approve.

Such notice shall also be accompanied by payment of all amounts which the Company is required under federal, state or local law to withhold upon the exercise of the Option. In the event that the Option shall be exercised, pursuant to Sections 3.2.1 or 3.2.2 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.


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         4.3 ISSUANCE OF SHARES OF COMMON STOCK. The certificate or certificates for the shares as to which an Option shall have been exercised in the manner set forth in Section 4.2 hereof shall be registered in the name of the person or persons so exercising the Option and shall be delivered after payment of the full Purchase Price and any applicable withholding taxes to or upon the written order of the person or persons exercising the Option. All shares that shall be purchased upon the exercise of an Option shall be fully paid and non-assessable. Anything in this Agreement to the contrary notwithstanding, the obligation of the Company to sell and deliver shares of Common Stock upon exercise of an Option shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, as deemed necessary or appropriate by counsel for the Company and such shares having been approved for trading on the NASDAQ National Market System.

ARTICLE 5.  MISCELLANEOUS

         5.1 ADMINISTRATION. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

         5.2 TERMINATION OF EMPLOYMENT. For purposes of the Option, the Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, all questions of whether particular leaves of absence constitute Terminations of Employment and whether any re-employment by the Company shall be deemed to be simultaneous with termination.

         5.3 PLAN DOES NOT CONFER EMPLOYMENT OR STOCKHOLDER RIGHTS. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any of the rights of a stockholder of the Company with respect to the shares subject to an Option except and to the extent that, and until, such shares shall have been issued by the Company upon the exercise of the Option.

         5.4 SHARES TO BE RESERVED. The Company shall at all times during the term of any Option granted hereunder reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.


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         5.5 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         5.6 AMENDMENT. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

         5.7 GOVERNING LAW. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

         5.8 JURISDICTION. Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the States of Delaware, Minnesota or New York, as the Company may elect in its sole discretion, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

         5.9 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

               5.9.1 If to the Company, to it at the following address:

                         Northwest Airlines Corporation
                         5101 Northwest Drive
                         St. Paul, Minnesota 55111-3034
                         Attn: Secretary

               5.9.2 If to the Optionee, to him at the address set forth on the applicable Schedule;

or at such other address as either party shall from time to time specify by notice in writing to the other.

         5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts.


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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date set forth above.

NORTHWEST AIRLINES CORPORATION



By:    ____________________________________
Name:  ____________________________________
Title: ____________________________________


OPTIONEE:

________________________________


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                                                 DATE OF SCHEDULE: _______, ____

                         NORTHWEST AIRLINES CORPORATION
                            1994 STOCK INCENTIVE PLAN

                         STOCK OPTION AGREEMENT SCHEDULE

         This STOCK OPTION AGREEMENT SCHEDULE (the "Schedule") dated as of the date set forth above is issued by Northwest Airlines Corporation (the "Company") to the Optionee named below pursuant to the Stock Option Agreement (the "Agreement") dated as of February __, 2001 between the Company and the Optionee. This Schedule sets forth the terms of an Option granted to the Optionee pursuant to the Company's 1994 Stock Incentive Plan, as amended (the "Plan"). This
Schedule is subject to the provisions of the Plan and the Agreement. All terms not defined in this Schedule shall have the meanings given to them in the Agreement and the Plan.

OPTIONEE INFORMATION:

Name of Optionee:                   ___________________

Address of Optionee:                ___________________

                                    ___________________

                                    ___________________

Social Security Number:             ___________________

TERMS OF NON-QUALIFIED STOCK OPTION GRANTED PURSUANT TO THE PLAN:

Date of Grant:                      _________, ____

Number of Shares Subject
to the Option:                      _____________

Purchase Price:                     $_____  per share   (The Fair Market Value
                                                        per share of Common
                                                        Stock on the Grant Date)

Expiration Date:                    _________, ____

Vesting Schedule:                   The Option becomes exercisable in five (5)
                                    annual installments of 20% each on ________, ____, ________, ____, ________, ____,
                                    ________, ____, and_________, ____ ,


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         The Company has caused this Stock Option Agreement Schedule to be signed and delivered as of the date set forth above.

NORTHWEST AIRLINES CORPORATION



By:    ____________________________________
Name:  ____________________________________
Title: ____________________________________